Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT DATED November 15, 2012

TAYLOR CAPITAL GROUP, INC.

(a Delaware corporation)

Perpetual Non-Cumulative Preferred Stock, Series A

UNDERWRITING AGREEMENT

November 15, 2012

Sandler O’Neill & Partners, L.P.

as Representative of the several Underwriters

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Taylor Capital Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with the several underwriters named on Schedule A hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) is acting as Representative (in such capacity, the “Representative”), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Perpetual Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, of the Company (the “Preferred Stock”) set forth in Schedule A hereto.  The aggregate 4,000,000 shares of Preferred Stock to be purchased by the Underwriters are referred to herein, collectively, as the “Securities.”

The Company understands that the Underwriters propose to complete the public offering of the Securities contemplated hereby as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company previously prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-171634) covering the issuance and sale of certain securities of the Company from time to time, including the Securities to be issued and sold by the Company under this Agreement,  under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”).  Such registration statement has been declared effective by the Commission under the 1933 Act not earlier than three years prior to the date hereof.  Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:00 P.M., New York City time, on November 15, 2012 or such other time as agreed by the Company and the Representative.

“By-Laws” means the Company’s Fourth Amended and Restated By-Laws.

“Charter” means the Company’s Fourth Amended and Restated Certificate of Incorporation.

“Certificate of Designations” means a certificate of designations relating to the Preferred Stock, to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Time (as defined in Section 2(b)).

 “General Disclosure Package” means each Issuer General Use Free Writing Prospectus, the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time and the information specified in Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Operative Documents” means the By-Laws, Charter and Certificate of Designations, collectively.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “disclosed” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below) (each, a “Representation Date”), and agrees with each Underwriter, as follows:

(i)            Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened.  The Company has complied in all material respects with each request (if any) from the Commission for additional information concerning the Registration Statement, the General Disclosure Package or the Prospectus (including the documents incorporated by reference therein) or the offer and sale of the Securities by the Company, as applicable.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, in each case expressly for use therein.  For purposes of this Agreement, the only information so furnished by any Underwriter through the Representative shall be the discount figure appearing in the first paragraph under the subheading “Underwriting—Underwriting Discounts and Commissions and Offering Expenses” and the information under the subheading “Underwriting—Price Stabilization and Short Positions and Penalty Bids,” in each case, contained in the Registration Statement, the preliminary prospectus supplement contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.

(iv)          Company Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)           Independent Accountants.  The accountants who audited the annual financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vi)          Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein in all material respects.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)         No Material Adverse Change.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s capital stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(viii)        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and the Certificate of Designations.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect (A) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in this Agreement (a “Material Adverse Effect”).  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company has made available to the Representative complete and correct copies of the Charter and By-Laws and all amendments thereto, and no change thereto is contemplated or has been authorized or approved by the Company or its stockholders, other than the amendment to the Charter to be effected by the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware as contemplated by this Agreement.

(ix)          Good Standing of Subsidiaries.  Cole Taylor Bank (the “Bank”) is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, has the corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into, and perform its obligations under, this Agreement.  The Bank is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other adverse interest.  None of the outstanding shares of capital stock of the Bank were issued in violation of the preemptive or similar rights of any securityholder of the Bank.  The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s most recent annual report on Form 10-K and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.  The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

(x)           Regulatory Matters.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except for matters of such nature that singly or in the aggregate do not constitute a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies, management or business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement.  There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank, except for matters of such nature that singly or in the aggregate do not constitute a Material Adverse Effect.  The Company and its subsidiaries are in compliance in all material respects with all laws administered by the Regulatory Agencies.  As used herein, the term “Regulatory Agency” means any federal or state agency, having supervisory or regulatory authority over the Company or any of its subsidiaries, charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(xi)          Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the balance sheet of the Company as of September 30, 2012, incorporated by reference in the Registration Statement, the preliminary prospectus supplement contained in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  The Securities have been duly authorized, and when issued and delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other entity.  Neither the stockholders of the Company nor any other entity has any preemptive or similar rights with respect to the Securities.  The outstanding capital stock of the Company conforms, and the Preferred Stock conforms, in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xii)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)        Filing of the Certificate of Designations; Form of Certificate.  The Certificate of Designations for the Securities will be duly filed with the Secretary of State of the State of Delaware prior to the Closing Time.  The form of certificate representing the Securities complies with the requirements of Delaware state law, the Charter and the By-Laws.

(xiv)        Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement other than any rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been complied with or waived.

(xv)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or its subsidiaries of any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus, and compliance by the Company with its obligations under the Operative Documents have been duly authorized by the Company by all requisite action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, any material Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or its subsidiaries of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xvi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xvii)       Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the material requirements of any applicable statutes, orders, rules and regulations, including, but not limited, to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No such plan is subject to Section 302 or 303 or Title IV of ERISA, or Section 412 or 430 of the Code. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency known to the Company with respect to any such plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.  None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all such plans by the Company or any of its subsidiaries in the current fiscal year compared to the amount of such contributions made in the most recently completed fiscal year; or (y) a material increase in the Company and any of its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year.

(xviii)      Absence of Proceedings.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect, or which might materially and adversely affect their respective properties, assets or operations, or the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations under the Operative Documents.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xix)        Accuracy of Contracts; Exhibits.  All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects.  There are no contracts, instruments or other documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company or the Bank to enter into, or perform their respective obligations under, this Agreement and the Certificate of

Designations or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or the securities laws of any state or non-U.S. jurisdiction, and except for the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware prior to the Closing Time as contemplated by this Agreement.

(xxi)        Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(xxii)       Title to Property.  The Company and its subsidiaries have good and valid title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)      Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, or invalidity or inadequacy, could, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv)     Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)      Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the

General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)     Compliance with the Sarbanes-Oxley Act; Registration and Listing of Common Stock.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.  The Company’s common stock has been duly registered under the 1934 Act and duly listed on the Nasdaq Global Select Market and the Company is in compliance in all material respects with the applicable rules and regulations with respect to such registration and listing.  The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Company’s common stock under the 1934 Act or the listing of the Company’s common stock on the Nasdaq Global Select Market and has not received any communication that the Commission or the Nasdaq Global Select Market has terminated, intends to terminate, or is contemplating terminating, such registration or listing, respectively.

(xxvii)    Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The United States federal income tax returns of the Company and its subsidiaries through the fiscal year ended December 31, 2009 have been settled and no assessment in connection therewith has been made against the Company or any of its subsidiaries.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxviii)   Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)     Investment Company Act.  Neither the Company nor the Bank is required, or upon the consummation of the transactions contemplated in this Agreement will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)      Absence of Manipulation.  Neither the Company nor any subsidiary or, to the knowledge of the Company, other affiliate of the Company has taken, nor will the Company or any such subsidiary or, to the knowledge of the Company, other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxi)     Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued material compliance therewith.

(xxxii)    Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and the Bank conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”).  No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, which would reasonably be expected to have a Material Adverse Effect.

(xxxiii)   OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

(xxxiv)   Relationship with Underwriters.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other material relationship with the Underwriters or any affiliate of any Underwriter.

(xxxv)    Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi)   Prohibition on Dividends.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Regulatory Agency (other than orders, regulations and rules applicable to bank or savings and loan holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary or from transferring any of such subsidiary’s properties, assets or operations to the Company or any other subsidiary of the Company.

(xxxvii)  Not a U.S. Real Property Holding Corporation.  The Company is not, and has not been during the past five years, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(xxxviii) Affiliated Transactions or Relationships.  No transaction has occurred or relationship exists between or among the Company or any of its subsidiaries, on the one hand, and its affiliates, officers or directors, on the other hand, that is required to be described in the Registration Statement under Item 404 of Regulation S-K, the preliminary prospectus contained in the General Disclosure Package or the Prospectus, including any document incorporated by reference therein that is not so described therein.

(xxxix)   Brokers. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xl)          Use of Proceeds.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xli)         No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the Securities other than in the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act and approved by the Representative.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (including the Bank) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and, if applicable, the Bank to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Payment.  Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them and delivery to the Representative of certificates for the Securities shall be made at the offices of McDermott Will & Emery LLP, 227 West Monroe St. Suite 4400, Chicago, Illinois 60606 or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).  The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight (48) hours in advance.

It is understood that each Underwriter has authorized the Representative, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase.  Sandler O’Neill, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Commission Requests.  The Company, subject to Section 3(b), hereof will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representative written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is not eligible to file an automatic shelf registration statement at such time, provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.

(c)           Renewal of Registration Statement. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities prior to the Renewal Deadline, in a form satisfactory to the Representative and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d)           Filing or Use of Amendments or Supplements.  The Company has given the Representative written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representative written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or

otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities and (ii) the Closing Time, and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.

(e)           Delivery of Registration Statement.  The Company has furnished or will deliver, upon request, to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver, upon request, to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, as applicable, may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)           Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Earnings Statements.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Restriction on Sale of Securities.  During a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of its preferred stock or any securities convertible into or exercisable or exchangeable for its preferred stock or file any registration statement under the 1933 Act with respect to any of the foregoing, other than registration statements under the 1933 Act that are filed by the Company on behalf of selling stockholders pursuant to existing contractual registration rights for securities other than its preferred stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of its preferred stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of preferred stock or such other securities, in cash or otherwise.

(j)            Reporting Requirements.  The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(k)           Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict or untrue statement or omission of a material fact.

(l)            DTC.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”).

(m)                             Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement substantially in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(n)                                 Nasdaq Listing.  Prior to the Closing Time, the Company shall have submitted a Listing Application—For Companies Seeking to List a New Class of Securities to the Nasdaq Global Select Market, and the Company shall use its reasonable best efforts to cause the Securities to be listed, admitted and authorized for trading on the Nasdaq Global Select Market within 30 days of the Closing Time and to provide satisfactory evidence of such actions to the Representative. The Company shall use its reasonable efforts to maintain the listing of the Securities on the Nasdaq Global Select Market.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”), if required, of the terms of the sale of the Securities, (ix) all expenses and application fees related to the listing of the Securities on the Nasdaq Global Select Market, (x) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties contained herein or in certificates of any officer of the Company or any of its subsidiaries (including the Bank) delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement, etc.  Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, and all material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission, all within the time period prescribed by, and in compliance with, the 1933 Act Regulations.  No stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received; no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened.  The Company has complied with each request (if any) from the Commission for additional information concerning the Registration Statement, the General Disclosure Package or the Prospectus (including the documents incorporated by reference therein) or the offer and sale of the Securities by the Company.

(b)                                 Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Representative may reasonably request.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of McDermott Will & Emery LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representative may require.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other Representative of the Company and its subsidiaries and certificates of public officials.

(d)                                 Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration

Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, and the Representative shall have received a certificate of the Chief Executive Officer or the President and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e)                                  Accountant’s Comfort Letters.  At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter or letters, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter or letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                                   Bring-down Comfort Letters.  At the Closing Time, the Representative shall have received from KPMG LLP a letter or letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                                  No Objection.  If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(h)                                 Nasdaq Listing. The Company shall have submitted a Listing Application—For Companies Seeking to List a New Class of Securities to the Nasdaq Global Select Market, and satisfactory evidence of such action shall have been provided to the Representative.

(i)                                     Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries (including the Bank) by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    Clearance, Settlement and Trading.  Prior to the Closing Time, the Company, Computershare, Inc. (or another transfer agent acceptable to the Underwriters) and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k)                                 Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its selling agents, partners, officers and directors, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to employees or customers by the Company in connection with the offering of the Securities (whether in person or electronically) (“Employee/Customer Materials”), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Employee/Customer Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement of a material fact or omission therefrom of a material fact, or any such alleged untrue statement of a material fact or omission therefrom of a material fact; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; or

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement of a material fact or omission therefrom of a material fact, or any such alleged untrue statement of a material fact or omission therefrom of a material fact, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions of material facts, or alleged untrue statements or omissions of material facts, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (or by the Representative in the case of Sections 6(b) and 7 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the

Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s selling agents, partners, officers and directors shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or any of its subsidiaries (including the Bank) submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its partners, officers, directors and/or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative care of Sandler O’Neill at 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of General Counsel; notices to the Company shall be directed to it at 9550 West Higgins Road, Rosemont, Illinois 60018, attention of Brian T. Black, Esq., with a copy to 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, attention of Dennis R. Wendte, Esq.

SECTION 12.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or any of their respective stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries, including the Bank, with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries, including the Bank, on other matters) or any other obligation to the Company or any of its subsidiaries, including the Bank, with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Bank, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Bank has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.                     Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, selling agents, partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, selling agents, partners, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     Trial by Jury.  Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

SECTION 16.                     Consent to Jurisdiction.  Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.                     TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Randall T. Conte
Name: Randall T. Conte
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: Managing Principal

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth in Schedule B less $0.7875 per share.

Name of Underwriter	Number of Securities
Sandler O’Neill & Partners, L.P.	2,400,000
Stifel, Nicolaus & Company, Incorporated	1,080,000
Janney Montgomery Scott LLC	320,000
Boenning & Scattergood, Inc.	200,000

Total	4,000,000

A-1

SCHEDULE B

1.                                      The initial public offering price per share for the Securities shall be $25.00.

2.                                      The settlement date / Closing Time shall be November 20, 2012.

B-1

SCHEDULE C

Issuer Free Writing Prospectuses

See attached.

C-1

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-171634

November 15, 2012

PERPETUAL NON-CUMULATIVE PREFERRED STOCK, SERIES A

Pricing Term Sheet

Issuer:	Taylor Capital Group, Inc.

Securities Offered:	Perpetual Non-Cumulative Preferred Stock, Series A

Expected Security Ratings:	Not Rated

Public Offering Price:	$25.00 per Preferred Share

Number of Preferred Shares:	4,000,000 Preferred Shares

Pricing Date:	November 15, 2012

Liquidation Preference:	$25.00 per Preferred Share

Term:	Perpetual

Dividend Rate (Non-Cumulative):	8.00%

Dividend Payment Dates:

Quarterly in arrears on February 15, May 15, August 15 and November 15. Holders of Preferred Shares that are record holders on the record date for such dividend payment date will be entitled to any declared dividends payable on such date.

First Dividend Payment Date:	February 15, 2013

Day Count:	30/360

Trade Date:	November 15, 2012

Settlement Date:	November 20, 2012 (T+3)

Optional Redemption:

In whole or in part, from time to time, on any dividend payment date on or after February 15, 2018, or prior to February 15, 2018, in whole but not in part, upon the occurrence of certain regulatory capital treatment events, in each case at a redemption price of $25 per share plus any declared and unpaid dividends.

The holders of the Preferred Stock will not have the right to require redemption.

Listing:

Application has been made to list the Preferred Shares on the NASDAQ Global Select Market under the symbol “TAYCO.” If the application is approved, trading of the Preferred Shares on NASDAQ is expected to commence within a 30-day period after the original issuance date of the Preferred Stock.

Underwriting Discounts and Commissions:	$0.7875

Proceeds to Issuer (before offering expenses):	$96,850,000.00

CUSIP / ISIN:	876851882 / US8768518826

Sole Book-Running Manager:	Sandler O’Neill + Partners, L.P.

Co-Managers:	Stifel, Nicolaus & Company, Incorporated, Janney Montgomery Scott LLC and Boenning & Scattergood, Inc.

The issuer has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus supplement and prospectus for this offering in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by EDGAR at the SEC web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting Sandler O’Neill + Partners, L.P. at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, by calling toll-free (866) 805-4128 or by emailing syndicate@sandleroneill.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT D

Form of Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

(i)            The Company has the corporate power and authority to executive and deliver this Agreement and each other transaction document and to consummate the transactions contemplated thereby;

(ii)           This Agreement has been duly authorized, executed and delivered by the Company;

(iii)          The Company and the Bank have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization and in the jurisdictions set forth on Exhibit A;

(iv)          The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

(v)           The Bank has held and continues to hold authority to do a general banking business as provided by the Illinois Banking Act and as permitted by its charter.

(vi)        The Company has an authorized equity capitalization as set forth in the “Authorized Capital” section of the Prospectus; the Securities have been duly and validly authorized and, upon payment by the Underwriters for, and the delivery by the Company of, the Securities in accordance with the terms of the Underwriting Agreement will be validly issued, fully paid and non-assessable; the Securities conform to the description thereof in the Prospectus;

(vii)       No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company is required to be obtained or made by the Company for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement except such as have been made or obtained under the Securities Act of 1933, as amended, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(viii)        The issuance and sale of the Securities and the compliance by the Company with the Underwriting Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party and which is filed as an exhibit to (a) the Registration Statement, (b) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, (c) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012, or (d) the Company’s Current Reports on Form 8-K filed with the Commission since January 1, 2012, nor will such actions result in any violation of the provisions of the Charter or the By-Laws of the Company or, to the extent applicable to the Company, its subsidiaries or any other Operative Documents of the Company or any of their respective properties, any statute or any order, rule or regulation of any court or governmental agency or body known to such counsel having jurisdiction over the Company or any of its subsidiaries or any of their properties;

D-1

(ix)          The statements set forth in the Prospectus under the captions “Description of Our Outstanding Capital Stock” and “Description of the Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Preferred Stock, are correct in all material respects;

(x)           The Certificate of Designation has been duly filed with the Secretary of State of Delaware.

(xi)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the 1940 Act; and

(xii)         The Registration Statement, the General Disclosure Package and the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Time (other than the financial statements and related schedules and financial data, as to which we express no opinion) at the time they were filed with the Commission, appear on their face to comply as to form in all material respects to the applicable form requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any Issuer Free Writing Prospectus, except as set forth in paragraphs (ii) and (v) above, we have no reason to believe (a) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to the Closing Time (other than the financial statements and related schedules and financial data, as to which we express no opinion) when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the General Disclosure Package and the Prospectus, as of the Applicable Time (other than the financial statements and related schedules and financial data, as to which we express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of the Closing Time, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time (other than the financial statements and related schedules and financial data, as to which we express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any material contracts or other documents known to such counsel that are of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not so filed or described.

In rendering the foregoing opinions, we may rely as to matters of fact (but not as to legal conclusions) to the extent they deem proper on certificates of responsible officers of the Company and public officials.

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